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                                                                Exhibit 10.37(e)

                                 David E. Berges
                             c/o Hexcel Corporation
                               Two Stamford Plaza
                                281 Tresser Blvd.


                                                August 1, 2001


Hexcel Corporation
Two Stamford Plaza
281 Tresser Blvd.
Attn: Board of Directors

Gentlemen:

                  Reference is made to the Employment Agreement entered into as of July 30, 2001, between Hexcel Corporation, a Delaware corporation (the "COM PANY"), and me (the "Employment Agreement"), the Restricted Stock Agreement entered into as of July 30, 2001 by and between the Company and me (the "Re stricted Stock Agreement") and the Employee Option Agreements, dated as of July 30, 2001, by and between me and the Company (the "Option Agreements"). We hereby agree as follows (notwithstanding anything in the Employment Agreement, the Restricted Stock Agreement or the Option Agreements to the contrary):

                  1. The Company shall issue the Restricted Shares (as defined in the Restricted Stock Agreement) to me as soon as practicable following the filing by the Company of a Form S-8 with the Securities and Exchange Commission with respect to such issuance, which filing the Company shall make as soon as practicable after the date hereof.

                  2. Unless otherwise legally required, certificates for unrestricted shares issuable under the Restricted Stock Agreement and for shares issuable pursuant to the Option Agreements shall not bear any restrictive legend. In the event a restrictive legend is legally required, upon written request, the Company will cause any such legend on such certificates to be removed as promptly as practicable after it becomes legally appropriate for the Company to do so.


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                  Please acknowledge your agreement with the foregoing by
signing the enclosed copy of this letter and returning it to me.

                                            Sincerely,

                                            /s/ DAVID E. BERGES
                                            ---------------------
                                            David E. Berges


Agreed to and Accepted:

HEXCEL CORPORATION

By:  /s/ IRA J. KRAKOWER
    --------------------
Name:  Ira J. Krakower
Title: Senior Vice President